SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 OR 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported):
March 19, 2015

OMNOVA Solutions Inc.

(Exact Name of Registrant as Specified in its Charter)

Ohio	1-15147	34-1897652
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

25435 Harvard Road, Beachwood, Ohio 44122
(Address of Principal Executive Offices and zip code)
(216) 682-7000
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders
At the Annual Meeting of Shareholders of OMNOVA Solutions Inc. (the “Company”) held on March 19, 2015, shareholders elected all six of the directors nominated by the Company’s Board of Directors. The shareholders also ratified the appointment of Ernst & Young LLP as the Company’s independent auditor for fiscal year 2015, and approved on an advisory basis the Company’s compensation program for its named executive officers. The final voting results from the meeting are as follows:
Proposal 1 - Election of Directors

Nominee	For	Withheld	Broker Non-Votes
Janet Plaut Giesselman	40,149,862	923,215	2,518,660
Joseph M. Gingo	39,806,324	1,266,753	2,518,660
Kevin M. McMullen	39,921,466	1,151,611	2,518,660
James A. Mitarotonda	30,123,184	10,949,893	2,518,660
Larry B. Porcellato	37,113,591	3,959,486	2,518,660
Robert A. Stefanko	38,679,619	2,393,458	2,518,660

Proposal 2 - Ratification of the Appointment of Ernst & Young as the Company’s Independent Auditors for 2015

For	Withheld	Abstain	Broker Non-Votes
42,069,292	1,446,351	76,094	—
Proposal 3 - Advisory Approval of the Company’s Named Executive Officer Compensation

For	Withheld	Abstain	Broker Non-Votes
29,229,560	11,651,126	192,391	2,518,660
The information called for by Item 5.07(c) of Form 8-K concerning a description of the terms of the agreement entered into by and among OMNOVA Solutions Inc., Barington Companies Equity Partners, L.P., Barington Companies Investors, LLC, Barington Capital Group, L.P., LNA Capital Corp., Hilco, Inc., James A. Mitarotonda, Joseph M. Gingo, and Joseph R. Gromek is set forth in Items 1.01 and 8.01 and the accompanying exhibits filed by the Company on Form 8-K and as Rule 14(a)(12) material with the Securities and Exchange Commission on February 20, 2015.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 20, 2015

OMNOVA Solutions Inc.

	By:	/s/ James C. LeMay
	Name:	James C. LeMay
	Title:	Senior Vice President, Corporate Development; General Counsel